EXHIBIT 23

                              Consent of KPMG LLP



                                      II-36
                                                                  March 25, 2003
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INDEPENDENT AUDITORS' CONSENT
-----------------------------


The Board of Directors
NBT Bancorp Inc.:


We consent to incorporation by reference in the registration statements on Forms S-3 (File Nos. 33-12247 and 333-40192) and Forms S-8 (File Nos. 333-67615,
333-71830, 333-32842, 333-44714, 333-72772, 333-73038, 333-66472, and 333-97995)
of NBT Bancorp Inc. of our report dated January 27, 2003, relating to the consolidated balance sheets of NBT Bancorp Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K. Our report refers to the Company's adoption of changes in accounting for goodwill and other intangible assets.


                                                                        KPMG LLP

Albany, New York
March 25, 2003


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